Exhibit 99

FOR IMMEDIATE RELEASE	Contact:	Timothy M. MacPhee
Treasurer, VP – Investor Relations
		Telephone:	(978) 689-6201
		Fax:	(978) 794-0353

WATTS WATER TECHNOLOGIES REPORTS SECOND QUARTER 2020 RESULTS

◾	Reported sales of $339 million, down 19% on both reported and organic basis

◾	GAAP operating margin of 9.2%, down 380 bps; adjusted operating margin of 11.1%, down 220 bps

◾	GAAP and adjusted EPS of $0.59 and $0.74, representing declines of 44% and 32%, respectively

◾	Recorded $6.7 million of restructuring, impairment and other charges

◾	Generated operating cash flow of $47 million and free cash flow of $25 million year-to-date, approximately 140% and 360% increase, respectively, over same period last year

◾	Acquired Australian Valve Group Pty Ltd (AVG) in an all-cash transaction on July 3, 2020

Note: Current quarter performance relative to comparable second quarter in 2019

North Andover, MA…August 3, 2020. Watts Water Technologies, Inc. (NYSE: WTS) today announced second quarter 2020 results.

Chief Executive Officer Robert J. Pagano Jr. commented, “During the past quarter, our employees worldwide continued to manufacture, assemble and deliver essential products, supporting our customer needs under very challenging circumstances.  I want to thank everyone for their outstanding efforts.  As a company, we continue to promote policies to ensure employees are working in a safe environment, whether that’s from home, on the shop floor or in the office.”

Regarding second quarter results, Mr. Pagano noted, “Although the COVID-19 pandemic continued to negatively impact year-over-year comparisons, second quarter sales and adjusted operating margin were both better than we had anticipated, with order rate declines moderating as the quarter progressed and as government restrictions eased.  During the quarter, we recorded restructuring and impairment charges that included costs for previously announced actions. We remain focused on our long-term strategic priorities of increasing investment in innovation and positioning Watts for future growth. Our balance sheet remains very strong.  We retired $75 million of higher interest notes payable in June.  Looking ahead, we expect to see sequential volume and margin improvement in the third quarter of 2020.”

A summary of second quarter financial results is as follows:

	Second quarter ended
	June 28,	June 30,
(In millions, except per share information)	2020	2019	% Change
Sales	$338.7	$416.8	(19)%

Net income	20.2	36.4	(45)%

Diluted net income per share	$0.59	$1.06	(44)%

Special items	0.15	0.03

Adjusted earnings per share (1)	$0.74	$1.09	(32)%

(1)	Special items and adjusted earnings per share represent non-GAAP financial measures. For a reconciliation of GAAP to non-GAAP items please see the tables attached to this press release.

Commenting on the AVG acquisition, Mr. Pagano said, “In July, we completed the purchase of 100% of the outstanding shares of AVG, based in Perth, Australia, in an all-cash transaction.  AVG specializes in the design, marketing and distribution of heating control valves used in the Australian residential and commercial end markets. Its revenues approximate $10 million annually. The acquisition of AVG aligns with our strategy to expand geographically into countries with mature and enforced plumbing codes. AVG will enhance our product offering and channel access into the Australian marketplace.”

Financial Highlights

●	Sales decreased 19% on both a reported and organic basis, as compared to the second quarter last year. Reported operating margin decreased 380 basis points and adjusted operating margin decreased 220 basis points. Reported and adjusted operating margin declined as price, productivity and cost reduction actions only partially offset lower volume primarily resulting from the impact of COVID-19. GAAP operating margin was also negatively impacted by higher restructuring and impairment charges.

From a regional perspective:

Americas

o	Sales decreased 17% on a reported basis and 18% on an organic basis, with broad declines in plumbing, drains and heating and hot water products. Operating margin decreased 530 basis points on a GAAP basis and 270 basis points on an adjusted basis as benefits from pricing, productivity and cost reduction actions were more than offset by COVID-19 volume declines and incremental investments. GAAP operating margin also declined due to restructuring and impairment charges recorded in the second quarter of 2020.

Europe

o	Reported sales decreased 22%, including a negative impact of 1% from foreign exchange movements. Sales were down 21% organically, with declines in all regions and product lines resulting from COVID-19. Operating margin decreased 90 basis points and 230 basis points on a GAAP and adjusted basis, respectively. Both decreases were driven by volume reductions and incremental investments more than offsetting productivity and cost reduction actions. GAAP operating margin was positively impacted by lower restructuring charges year-over-year.

APMEA

o	Reported and organic sales decreased 21% and 18%, respectively, with sales generally down in most regions due to COVID-19. GAAP operating margin decreased 100 basis points and adjusted operating margin increased 590 basis points. GAAP and adjusted operating margin benefited from productivity initiatives, cost reduction actions as well as higher affiliate volume, which were partially offset by lower third-party volume and incremental growth investments. The benefits to GAAP operating margin were more than offset by restructuring charges recorded in the second quarter of 2020.

Cash Flow and Capital Allocation

●	For the first six months of 2020, operating cash flow was $47 million, net capital expenditures were $22 million and free cash flow was $25 million. In the comparable period last year, operating cash flow was $20 million, net capital expenditures were approximately $15 million and free cash flow was approximately $5 million. The free cash flow increase was primarily driven by lower working capital including reductions in accounts receivable. We expect continued improvement in free cash flow during the second half of 2020, due to normal seasonality.

●	We repatriated approximately $56 million in cash during the second quarter and year-to-date, and used a majority of that cash to pay down debt.

●	We retired $75 million of private placement notes that were due in June 2020, partially from available cash and partially from revolver debt.

●	We repurchased approximately 79,000 shares of Class A common stock at a cost of $6.4 million during the second quarter prior to temporarily suspending the share repurchase program. For the first six months of 2020, we repurchased approximately 253,500 shares at a cost of approximately $21.1 million, which more than offset dilution from our stock compensation programs. The repurchase program was reinstated effective June 29, 2020 pursuant to the terms of a new 10b5-1 Repurchase Agreement entered into as of June 12, 2020.

For a reconciliation of GAAP to non-GAAP items and a statement regarding the usefulness of these measures to investors and management in evaluating our operating performance, please see the tables attached to this press release.

Watts Water Technologies, Inc. will hold a live web-cast of its conference call to discuss second quarter results for 2020 on Tuesday, August 4, 2020, at 9:00 a.m. Eastern Time. This press release and the live web-cast can be accessed by visiting the Investors section of the Company's website at www.wattswater.com. Following the web-cast, an archived version of the call will be available at the same address until August 4, 2021.

Watts Water Technologies, Inc., through its subsidiaries, is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Watts’s expertise in a wide variety of water technologies enables it to be a comprehensive supplier to the water industry.

This Press Release includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to the impact of COVID-19 on our 2020 results, expected volume and margin improvement in the third quarter of 2020, and anticipated free cash flow improvements during the second half of 2020, and enhanced product offerings and channel access into the Australian marketplace. These forward-looking statements reflect our current views about future events. You should not rely on forward-looking statements because our actual results may differ materially from those predicted as a result of a number of potential risks and uncertainties. These potential risks and uncertainties include, but are not limited to: the effects of the 2017 Tax Act; the timing and expected impact of tariffs, the effectiveness, the timing and the expected savings associated with our cost cutting actions, restructuring and transformation programs and initiatives; current economic and financial conditions, which can affect the housing and construction markets where our products are sold, manufactured and marketed; shortages in and pricing of raw materials and supplies; our ability to compete effectively; changes in variable interest rates on our borrowings; failure to expand our markets through acquisitions; failure to successfully develop and introduce new product offerings or enhancements to existing products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries where we market our products, such as plumbing and heating wholesalers and home improvement retailers; environmental compliance costs; product liability risks; changes in the status of current litigation; the risks and uncertainties relating to the COVID-19 pandemic; and other risks and uncertainties discussed under the heading “Part II, Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 29, 2020 and under the heading “Item 1A. Risk Factors” and in Note 15 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2019, each as filed with the SEC, as well as risk factors disclosed in our subsequent filings with the SEC. We undertake no duty to update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Second Quarter Ended		Six Months Ended
	June 28,	June 30,	June 28,	June 30,
	2020	2019	2020	2019
Net sales	$338.7	416.8	$721.3	805.5
Cost of goods sold	203.8	242.2	423.6	466.7
GROSS PROFIT	134.9	174.6	297.7	338.8
Selling, general and administrative expenses	97.6	119.0	212.6	235.1
Restructuring	5.3	1.3	5.3	2.7
Other long-lived asset impairment charge	1.0	—	1.0	—
OPERATING INCOME	31.0	54.3	78.8	101.0
Other (income) expense:
Interest income	(0.1)	(0.1)	(0.2)	(0.2)
Interest expense	4.0	3.7	7.0	7.3
Other (income) expense, net	(0.4)	(0.1)	(0.1)	0.4
Total other expense	3.5	3.5	6.7	7.5
INCOME BEFORE INCOME TAXES	27.5	50.8	72.1	93.5
Provision for income taxes	7.3	14.4	19.9	26.1
NET INCOME	$20.2	36.4	$52.2	67.4

BASIC EPS
NET INCOME PER SHARE	$0.60	1.06	$1.54	1.97
Weighted average number of shares	33.8	34.1	33.9	34.1
DILUTED EPS
NET INCOME PER SHARE	$0.59	1.06	$1.53	1.97
Weighted average number of shares	34.0	34.2	34.0	34.2
Dividends declared per share	$0.23	0.23	$0.46	0.44

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	June 28,	December 31,
	2020	2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$148.7	$219.7
Trade accounts receivable, less reserve allowances of $12.7 million at June 28, 2020 and $14.3 million at December 31, 2019	209.2	219.8
Inventories, net:
Raw materials	95.4	83.3
Work in process	18.1	15.5
Finished goods	170.4	171.3
Total Inventories	283.9	270.1
Prepaid expenses and other current assets	25.7	25.3
Total Current Assets	667.5	734.9
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	577.0	557.9
Accumulated depreciation	(370.1)	(357.9)
Property, plant and equipment, net	206.9	200.0
OTHER ASSETS:
Goodwill	580.1	581.1
Intangible assets, net	143.4	151.4
Deferred income taxes	2.6	2.7
Other, net	47.8	53.0
TOTAL ASSETS	$1,648.3	$1,723.1

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$103.4	$123.3
Accrued expenses and other liabilities	129.8	133.4
Accrued compensation and benefits	45.7	57.6
Current portion of long-term debt	—	105.0
Total Current Liabilities	278.9	419.3
LONG-TERM DEBT, NET OF CURRENT PORTION	262.5	204.2
DEFERRED INCOME TAXES	41.2	38.6
OTHER NONCURRENT LIABILITIES	80.5	83.0
STOCKHOLDERS' EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.10 par value; 120,000,000 shares authorized; 1 vote per share; issued and outstanding: 27,461,833 shares at June 28, 2020 and 27,586,416 shares at December 31, 2019	2.8	2.8
Class B common stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding: 6,229,290 at June 28, 2020 and 6,279,290 at December 31, 2019	0.6	0.6
Additional paid-in capital	598.9	591.5
Retained earnings	521.4	513.9
Accumulated other comprehensive loss	(138.5)	(130.8)
Total Stockholders' Equity	985.2	978.0
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,648.3	$1,723.1

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	Six Months Ended
	June 28,	June 30,
	2020	2019
OPERATING ACTIVITIES
Net income	$52.2	$67.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	15.3	15.0
Amortization of intangibles	7.6	7.8
Loss on disposal, impairment of intangibles, property, plant and equipment, and other	1.3	0.6
Stock-based compensation	5.4	8.7
Deferred income tax	1.9	4.5
Changes in operating assets and liabilities, net of effects from business acquisitions:
Accounts receivable	9.2	(48.9)
Inventories	(14.3)	3.6
Prepaid expenses and other assets	(1.3)	(1.1)
Accounts payable, accrued expenses and other liabilities	(30.0)	(37.9)
Net cash provided by operating activities	47.3	19.7
INVESTING ACTIVITIES
Additions to property, plant and equipment	(23.8)	(14.3)
Proceeds from the sale of property, plant and equipment	1.5	—
Net cash used in investing activities	(22.3)	(14.3)
FINANCING ACTIVITIES
Proceeds from long-term borrowings	407.5	40.0
Payments of long-term debt	(452.5)	(50.0)
Payments for tax withholdings on vested stock awards	(7.8)	(7.0)
Payments for finance leases	(1.0)	(0.8)
Proceeds from share transactions under employee stock plans	—	0.8
Debt issuance costs	(2.2)	—
Payments to repurchase common stock	(21.1)	(10.3)
Dividends	(15.8)	(15.2)
Net cash used in financing activities	(92.9)	(42.5)
Effect of exchange rate changes on cash and cash equivalents	(3.1)	(0.2)
DECREASE IN CASH AND CASH EQUIVALENTS	(71.0)	(37.3)
Cash and cash equivalents at beginning of year	219.7	204.1
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$148.7	$166.8

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions)

(Unaudited)

Net Sales

	Net Sales
	Second Quarter Ended		Six Months Ended
	June 28, 2020	June 30, 2019	June 28, 2020	June 30, 2019
Americas	$237.4	$287.0	$499.8	$545.9
Europe	88.1	113.2	198.3	229.5
APMEA	13.2	16.6	23.2	30.1
Total	$338.7	$416.8	$721.3	$805.5

Operating Income

	Operating Income
	Second Quarter Ended		Six Months Ended
	June 28, 2020	June 30, 2019	June 28, 2020	June 30, 2019
Americas	$29.5	$50.7	$72.9	$93.8
Europe	9.2	12.8	22.9	26.0
APMEA	0.8	1.2	0.7	2.4
Corporate	(8.5)	(10.4)	(17.7)	(21.2)
Total	$31.0	$54.3	$78.8	$101.0

Intersegment Sales

	Intersegment Sales
	Second Quarter Ended		Six Months Ended
	June 28, 2020	June 30, 2019	June 28, 2020	June 30, 2019
Americas	$2.9	$3.0	$5.5	$5.9
Europe	5.3	4.2	9.5	7.9
APMEA	21.0	18.8	34.5	35.7
Total	$29.2	$26.0	$49.5	$49.5

Key Performance Indicators and Non-GAAP Measures

In this press release, we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margins, adjusted net income, adjusted earnings per share, organic sales, free cash flow, cash conversion rate of free cash flow to net income and net debt to capitalization ratio) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures enhance the overall understanding of our historical financial performance and give insight into our future prospects. Adjusted operating income, adjusted operating margins, adjusted net income and adjusted earnings per share eliminate certain expenses incurred in the periods presented that relate primarily to our global restructuring programs, footprint optimization costs and an other long-lived asset impairment charge. Management then utilizes these adjusted financial measures to assess the run-rate of the Company’s operations against those of comparable periods. Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of foreign exchange, acquisitions and divestitures from period-over-period comparisons. Management believes reporting organic sales growth provides useful information to investors, potential investors and others, and allows for a more complete understanding of underlying sales trends by providing sales growth on a consistent basis. Free cash flow, cash conversion rate of free cash flow to net income, and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company's relative balance sheet leverage to other industrial manufacturing companies. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

TABLE 1

RECONCILIATION OF GAAP "AS REPORTED" TO THE "ADJUSTED" NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

CONSOLIDATED RESULTS

	Second Quarter Ended		Six Months Ended
	June 28,	June 30,	June 28,	June 30,
	2020	2019	2020	2019

Net sales	$338.7	$416.8	$721.3	$805.5

Operating income - as reported	$31.0	$54.3	$78.8	$101.0
Operating margin %	9.2%	13.0%	10.9%	12.3%

Adjustments for special items:
Restructuring	5.3	1.3	5.3	2.7
Footprint optimization	0.4	—	0.8	—
Other long-lived asset impairment charge	1.0	—	1.0	—

Total adjustments for special items	$6.7	$1.3	$7.1	$2.7

Operating income - as adjusted	$37.7	$55.6	$85.9	$103.7
Adjusted operating margin %	11.1%	13.3%	11.9%	12.9%

Net income - as reported	$20.2	$36.4	$52.2	$67.4

Adjustments for special items - tax affected:
Restructuring	4.0	0.9	4.0	1.9
Footprint optimization	0.3	—	0.6	—
Other long-lived asset impairment charges	0.7	—	0.7	—

Total adjustments for special items - tax affected	$5.0	$0.9	$5.3	$1.9

Net income - as adjusted	$25.2	$37.3	$57.5	$69.3

Diluted earnings per share - as reported	$0.59	$1.06	$1.53	$1.97
Adjustments for special items	0.15	0.03	0.16	0.06
Diluted earnings per share - as adjusted	$0.74	$1.09	$1.69	$2.03

TABLE 2

SEGMENT INFORMATION - RECONCILIATION OF GAAP "AS REPORTED" TO THE "ADJUSTED" NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions)

(Unaudited)

	Second Quarter Ended					Second Quarter Ended
	June 28, 2020					June 30, 2019
	Americas	Europe	APMEA	Corporate	Total	Americas	Europe	APMEA	Corporate	Total

Net sales	$237.4	88.1	13.2	—	338.7	$287.0	113.2	16.6	—	416.8

Operating income (loss) - as reported	$29.5	9.2	0.8	(8.5)	31.0	$50.7	12.8	1.2	(10.4)	54.3
Operating margin %	12.4%	10.4%	6.4%		9.2%	17.7%	11.3%	7.4%		13.0%

Adjustments for special items	$6.0	(0.3)	0.9	0.1	6.7	$—	1.3	—	—	1.3

Operating income (loss) - as adjusted	$35.5	8.9	1.7	(8.4)	37.7	$50.7	14.1	1.2	(10.4)	55.6
Adjusted operating margin %	15.0%	10.1%	13.3%		11.1%	17.7%	12.4%	7.4%		13.3%

	Six Months Ended					Six Months Ended
	June 28, 2020					June 30, 2019
	Americas	Europe	APMEA	Corporate	Total	Americas	Europe	APMEA	Corporate	Total

Net sales	$499.8	198.3	23.2	—	721.3	$545.9	229.5	30.1	—	805.5

Operating income (loss) - as reported	$72.9	22.9	0.7	(17.7)	78.8	$93.8	26.0	2.4	(21.2)	101.0
Operating margin %	14.6%	11.5%	3.2%		10.9%	17.2%	11.3%	8.4%		12.5%

Adjustments for special items	$6.4	(0.3)	0.9	0.1	7.1	$—	2.7	—	—	2.7

Operating income (loss) - as adjusted	$79.3	22.6	1.6	(17.6)	85.9	$93.8	28.7	2.4	(21.2)	103.7
Adjusted operating margin %	15.9%	11.4%	7.1%		11.9%	17.2%	12.5%	8.4%		12.9%

TABLE 3

SEGMENT INFORMATION - RECONCILIATION OF REPORTED NET SALES TO ORGANIC SALES

(Unaudited)

	Second Quarter
	Americas	Europe	APMEA	Total

Reported net sales June 28, 2020	$237.4	$88.1	$13.2	$338.7
Reported net sales June 30, 2019	287.0	113.2	16.6	416.8
Dollar change	$(49.6)	$(25.1)	$(3.4)	$(78.1)
Net sales % decrease	(17.3)%	(22.2)%	(20.9)%	(18.7)%
Decrease due to foreign exchange	0.3%	1.7%	2.6%	0.6%
Increase due to acquisition	(0.8)%	—%	—%	(0.5)%
Organic sales decrease	(17.8)%	(20.5)%	(18.3)%	(18.6)%

	Six Months Ended
	Americas	Europe	APMEA	Total

Reported net sales June 28, 2020	$499.8	$198.3	$23.2	$721.3
Reported net sales June 30, 2019	545.9	229.5	30.1	805.5
Dollar change	$(46.1)	$(31.2)	$(6.9)	$(84.2)
Net sales % decrease	(8.4)%	(13.6)%	(23.0)%	(10.5)%
Decrease due to foreign exchange	0.1%	2.3%	2.8%	0.9%
Increase due to acquisition	(0.9)%	—%	—%	(0.6)%
Organic sales decrease	(9.2)%	(11.3)%	(20.2)%	(10.2)%

TABLE 4

RECONCILIATION OF NET CASH PROVIDED BY OPERATIONS TO FREE CASH FLOW

(Amounts in millions)

(Unaudited)

	Six Months Ended
	June 28,	June 30,
	2020	2019

Net cash provided by operations - as reported	$47.3	$19.7
Less: additions to property, plant, and equipment	(23.8)	(14.3)
Plus: proceeds from the sale of property, plant, and equipment	1.5	—
Free cash flow	$25.0	$5.4

Net income - as reported	$52.2	$67.4

Cash conversion rate of free cash flow to net income	47.9%	8.0%

TABLE 5

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	June 28,	December 31,
	2020	2019

Current portion of long-term debt	$—	$105.0
Plus: Long-term debt, net of current portion	262.5	204.2
Less: Cash and cash equivalents	(148.7)	(219.7)
Net debt	$113.8	$89.5

Net debt	$113.8	$89.5
Plus: Total stockholders' equity	985.2	978.0
Capitalization	$1,099.0	$1,067.5

Net debt to capitalization ratio	10.4%	8.4%